UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors, Appointment of Principal Officers.

On March 17, 2009 pursuant to the recommendations of the Compensation Committee of the Company, the Board of Directors of Insmed Incorporated unanimously approved changes in certain outstanding awards made under the Company’s Amended and Restated 2000 Stock Incentive Plan.  The changes will be effective as of the consummation of the transaction between the Company and Merck & Co., Inc. (“the Merck Closing”), currently anticipated to be March 31, 2009.

The changes apply to all outstanding restricted stock and restricted stock unit awards (“Awards”) held by all employees of the Company, including the Company’s senior management.  The Company anticipates that between 3.4 million and 4.1 million shares will be issued as a result of these changes, depending on the final closing price of the Company’s common stock on the Merck closing date.  Of those shares, the Company anticipates that between 50% and 60% will be issued to senior management depending on the final closing price of the Company’s common stock on the Merck closing date.

For all employees, the portion of the Awards subject to time-based vesting will be fully vested on the Merck Closing.  For members of the Company’s senior management, including all of the Company’s named executive officers, the Awards were made under the Form of Award Agreement (Time and performance vesting, for senior management) as described in the Company’s Form 8-K filed on May 29, 2008.  The Awards under these agreements are subject to both time (25% of the Award) and performance-based (75% of the Award) vesting. The portion of the Award subject to performance-based vesting shall vest calculated as if the Performance Cycle was measured on the Merck Closing and applying the appropriate Distinguished, Target, Threshold or Below Threshold payment level, as more fully described in the Form of Award Agreement.

The Board of Directors also approved for each outside director of the Company a grant of restricted stock (or if sufficient restricted stock is not available, then restricted stock units).  The grant will be shares with a value totaling $120,000 based on the closing price of the Company’s common stock on the Merck Closing date.  The award will vest six months from the Merck Closing date.

The Board of Directors also granted W. McIlwaine Thompson, Jr., Corporate Secretary, 55,000 shares of restricted stock (or if sufficient restricted stock is not available, then restricted stock units) effective as of the Merck Closing date, which shares will vest six months from that date.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No. 10.2
    Description

10.2     Form of Award Agreement (Restricted Stock and Restricted Stock Units) Pursuant to the Registrant’s Amended and Restated 2000 Stock Incentive Plan (Time and performance vesting, for senior management), incorporated by reference from Form 8-K dated May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 19, 2009
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer

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